                                                                   Exhibit 10.17

                      Agreement on Entrusted Fee Collection

                                     Between

                    Zhejiang Mobile Communications Co., Ltd.

                                       And

                           Beijing WVAS Solutions Ltd.

                             No. ZMCCDC-SMSSP-J05102

                               Dated: May 1, 2003

Party A: Zhejiang Mobile Communications Co., Ltd.

Address: 406 Tiyuchanglu, Hangzhou City, Zhejiang Province

Zip Code: 310006

Telephone:

Party B: Beijing WVAS Solutions Ltd.

Address: Floor 5, Zhouji Mansion, No.16 Andelu, Dongcheng District, Beijing

Zip Code: 100011

Telephone: 010 64255566

Considering Party A and Party B has entered into the Cooperation Agreement on Monternet SMS Service for the cooperation of "SMS Game" business, the Parties hereto agree as follows after further consultation on the matters in respect of the collection of information service fee by Party A on behalf of Party B from the users of Monternet SMS of Party B.

I.   Rights and Obligations of the Parties

1. To be consistent with the billing and collection period of Party A for mobile communication telephone services, Party B shall deliver to Party A before zero o'clock of the first day of each month the schedule of information service fee payable during the period starting at zero o'clock of the first day of preceding month and ending at zero o'clock of the first day of current month. The form of such schedule shall be made as required by Party A. If any change occurs to the billing and collection period or form of Party A, Party A has the right to require Party B to make due adjustment in respect to the delivery time and form of the schedule of information service fee payable.

2. Party B shall provide registration information of users upon request of Party
A. Party B shall ensure the accuracy of the schedule of information service fee payable and the registration information of users, and shall be liable to any dispute or loss incurred by Party A arising from its breach of this provision.

3. Party A shall start billing process upon receipt of the schedule of information service fee payable from Party B. Party A may check the accounts. If the information service fee payable is found discrepant in excess of 5 percent, the parties hereto shall take active cooperation to identify the cause therefore. Party A shall start billing process after the cause is identified and the problem is resolved.

4. Party A shall collect information service fee for the period as specified by Party A, i.e., starting from the first day of each month and ending at the last day of such month, on behalf of Party B from the mobile communication telephone fee account of the users of Party A on a monthly basis.

5. The information service fee collected by Party A on behalf of Party B is limited to the information service fee on Monternet SMS agreed upon between Party B and users. The entrusted fee collection by Party A is acknowledged by users. If users refuse to pay such information service fee due to quality or other problem, Party A will not collect information service fee from such users on behalf of Party B (or refund the collected fee to users).

II. Settlement of Commission for Entrusted Fee Collection, Network Fee and Information Service Fee

6. Pursuant to the Cooperation Agreement on Monternet SMS Service and this Agreement, Party B shall pay commission to Party A for entrusted fee collection according to the following standards: 9 percent of collected information fee for GoTone users, 15 percent of collected information fee for subscribers of M-Zone and users of premium and average pre-paid phone cards. The commission and the network fee payable by Party B to Party A pursuant to Cooperation Agreement on Monternet SMS Service shall be deducted directly from the information service fee collected by Party A on behalf of Party B.

7. Party A shall deliver to Party B before the 10th day of each month the status report of entrusted fee collection for the period starting from the first day of and ending at the last day of preceding month, including the fee schedule of applicable users, information service fee, and the network fee payable by Party B to Party A.

8. For the information service fee collected by Party A on behalf of Party B during the period starting from the first day of and ending at the last day of each month, Party A shall pay such information service fee to the following account of Party B after deducting its commission and network fee: Commercial Bank Zhongzhoulu Branch, Account No. 800120109051052; location: Beijing;
Beneficiary: Beijing WVAS Solutions Ltd. Party B shall provide formal invoice within 10 days upon receipt of the payment from Party A.

III. User's Failure to pay and Service Termination

9. Party A, in collecting fee payable from user's account, shall firstly collect its mobile communications fee payable and then the information service fee payable to Party B.

10. If the balance in user's account is insufficient to pay the information service fee payable to Party B after collection of mobile communications fee payable to Party A, such user shall be deemed to have failed to make due payment to Party B and Party A will no longer collect fee payable to Party B from such user's account. Party B shall not claim damages from the user who has failed to make due payment to Party B and Party A is not obligated to disconnect such user.

11. Party B is responsible to tracing a user who has failed to make due payment to Party B for any fee overdue to Party B.

12. Party A shall present to Party B before the 25th of each month a name list of users who have failed to make due payment, and Party B is responsible to terminate its service with such users.

IV.  Agreements between Party B and its Users

13. Party B shall include the following clauses in its agreements with its users:

(1) The Users agree that Party B authorizes Party A to collect information service fee payable to Party B from the user's account for mobile communications payment, and such agreement is irrevocable;

(2) The balance in the user's account shall be firstly used to pay mobile communications fee payable to Party A, and then to pay information service fee;

(3) Party A will not disconnect GoTone user who has failed to pay information service fee.

Party A may make modification to such clauses in light of circumstances and Party B shall make modification to its agreements with users as per Party A's requirement, provided Party A informs Party B of such requirement two weeks in advance.

V.   Breach Liabilities

14. Party B shall be responsible to handle or make any compensation for any claim or proceedings demanded by any user arising out of the fee collection by Party A on behalf of Party B. If Party A is accountable for the claim or proceedings of such user, Party A shall be liable to compensate Party B to the extent of the scope of responsibilities of Party A specified under this Agreement after Party B has made compensation to Party A.

15. The breach of any clause of this Agreement by Party A or Party B shall constitute breach of this Agreement, and the breaching party shall be liable to any loss thus incurred by the other party.

16. If Party A fails to make due payment of information service fee to Party B after collection of its handling fee thereof and mobile communication fee for more than a month, it shall be liable to pay damages to Party B in the amount of 0.01% of the overdue information service fee per day. If Party A fails to make due payment for more than six months, Party B has the right to terminate this Agreement and hold Party A liable for any loss thus incurred.

17. If Party B breaches Article 2 or Article 13 of this Agreement, Party A has the right to terminate this Agreement and hold Party B liable for any loss thus incurred.

VI.  Effectiveness and Term of this Agreement

18. This Agreement shall be effective as of the date on which it is signed and the term hereof is one year. This Agreement shall be automatically extended for one year unless Party A or Party B terminates this Agreement by notifying the other party 60 days prior to the expiration of this Agreement. This Agreement shall be terminated if the Cooperation Agreement on Monternet SMS Service entered into between Party A and Party B is terminated.

VII. Dispute Resolution

19. If any dispute occurs between Party A and Party B during the performance of this Agreement or in respect of validity, interpretation, termination or other matters of this Agreement, the parties hereto shall resolve such dispute through amicable consultation; if such consultation fails to produce any resolution, either party may submit the dispute to Hangzhou Arbitration Commission for arbitration.

VIII. Miscellaneous

20. It is acknowledged by the parties hereto that Party B shall start to provide Monternet SMS Service to Party A's users and entrust Party A to collect fee on its behalf as of May 1, 2003. Pursuant to the requirement of China Mobile Group Corporation, the parties hereto shall sign a new copy of this Agreement on May 1, 2003 and the original agreement shall be terminated thereafter.

This Agreement is in quadruplicate and Party A and Party B each shall hold two copies.

Party A: Zhejiang Mobile Communications Co., Ltd.

Representative: Si Huilong

Signed on: May 1, 2003

(Corporate Seal)

Party B: Beijing WVAS Solutions Ltd.

Representative: Yang Fan

Signed on: May 1, 2003

(Corporate Seal)